UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2013, Fiserv, Inc. (the “Corporation”) filed with the Wisconsin Department of Financial Institutions (the “WDFI”) an amendment (the “Amendment”) to the Corporation’s Restated Articles of Incorporation (the “Articles”) that, effective at the close of business on December 2, 2013 (the “Record Date”), (1) changed each share of common stock, $.01 par value, of the Corporation (the “Common Stock”) outstanding or held in treasury into two shares of Common Stock to effect a two-for-one split of the Common Stock and (2) increased the Corporation’s authorized shares of Common Stock from 450,000,000 to 900,000,000.

In connection with the two-for-one stock split, on the Record Date, each share of Common Stock outstanding or held in treasury immediately prior to the Record Date was changed into two shares of Common Stock. Stock certificates evidencing shares of Common Stock outstanding or held in treasury on the Record Date will continue to evidence the same number of shares that such certificates evidenced prior to the Record Date, and the additional shares will be evidenced in book-entry form only, without stock certificates, on December 16, 2013 to persons who were at the Record Date the holders of Common Stock.

On November 27, 2013, the Corporation filed a certificate with the WDFI (the “Certificate”) stating that none of the authorized shares of the Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) are outstanding and that no such shares will be issued, which Certificate eliminated from the Articles all matters set forth in the Articles of Amendment relating to the Series A Preferred Stock.

The Amendment, the Certificate and the Corporation’s Restated Articles of Incorporation, reflecting the Amendment and the Certificate, are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

(3.1)	Articles of Amendment to Restated Articles of Incorporation

(3.2)	Certificate Relating to Series A Junior Participating Preferred Stock

(3.3)	Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: December 3, 2013	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to Restated Articles of Incorporation

3.2	Certificate Relating to Series A Junior Participating Preferred Stock

3.3	Restated Articles of Incorporation